Exhibit 10.24.2

EXECUTION COPY

AMENDMENT NO. 2

TO THE LOAN AND SECURITY AGREEMENT

This Amendment No. 2 to the Loan and Security Agreement, dated as of June 20, 2019 (this “Amendment”), is entered into by and between QUICKEN LOANS INC., a Michigan corporation (together with its successors and permitted assigns, the “Borrower”), and the FEDERAL HOME LOAN MORTGAGE CORPORATION, also known as Freddie Mac, a government-sponsored enterprise, solely in its capacity as the lender hereunder (together with its successors and permitted assigns, the “Lender”).

RECITALS

A.                                   The Lender and the Borrower are parties to that certain Loan and Security Agreement, dated as of April 30, 2018, as amended by that certain Amendment No. 1 to the Loan and Security Agreement, dated as of April 1, 2019 (collectively, the “Existing Loan and Security Agreement”; and as amended by this Amendment, the “Loan and Security Agreement”).

B.                                    The Lender and the Borrower have agreed, subject to the terms and conditions of this Amendment, that the Existing Loan and Security Agreement be amended inter alia to (i) revise Section 1.01 of the Existing Loan and Security Agreement with respect to certain definitions; (ii) revise Section 2.03(a) of the Existing Loan and Security Agreement to require delivery of a Borrowing Base Certificate simultaneously with a Notice of Borrowing; (iii) revise Sections 2.07(b) and 2.09(b) of the Existing Loan and Security Agreement related to the requirement to pay interest simultaneously with certain prepayments; (iv) revise Section 2.07(c)(ii) of the Existing Loan and Security Agreement related to the Borrowing Base Deficiency; (v) revise Section 8.04 of the Existing Loan and Security Agreement with respect to the disposition of Collateral (as such term is defined in the Existing Loan and Security Agreement) and (vi) revise Section 11.01(a)(ii) of the Existing Loan and Security Agreement, in each case, on the terms set forth below.

Accordingly, Lender and Borrower hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Loan and Security Agreement is hereby amended as follows:

1.                                      Capitalized Terms; Incorporation of Recitals. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Existing Loan and Security Agreement. The Recitals above are incorporated herein by reference as a substantive contractual part of this Amendment.

2.                                      Additional Representations, Warranties and Certifications. The Borrower hereby represents, warrants and certifies to the Lender, as of the date hereof:

(a)                                 The Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered on behalf of the Borrower;

(b)                                 This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles (whether enforcement is sought by proceedings in equity or at law);

(c)                                  Before and after giving effect to this Amendment:

(i)                                     Each of the representations and warranties set forth in Article VI of the Existing Loan and Security Agreement are true and correct in all material respects (unless any such representation and warranty is qualified by materiality and then, in such case, the accuracy of such representation and warranty in all respects) as of the date hereof (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true or correct as of such date); and

(ii)                                  There is no Default or Event of Default in existence, nor would a Default or Event of Default result after giving effect to this Amendment.

3.                                      Condition to Effectiveness of this Amendment. The Lender has received from the Borrower a counterpart of this Amendment signed on behalf of the Borrower.

4.                                      Amendment to Section 1.01.

(a)                                      Section 1.01 of the Existing Loan and Security Agreement is hereby revised by adding new definitions of “Borrowing Base Deficiency Notice”, Borrowing Base Shortfall Period” and “Eligible Covered Mortgage Loans”, in appropriate alphabetical order, in each case, as follows:

“Borrowing Base Deficiency Notice” means written notice (which notice may be sent electronically) delivered by the Lender to the Borrower that the date of such notice is a Borrowing Base Shortfall Day.

“Borrowing Base Shortfall Period” means any period commencing on the date a Borrowing Base Deficiency Notice is delivered to the Borrower through and including the date on which no Borrowing Base Deficiency exists and all then outstanding Borrowing Base Deficiency Notices have been satisfied or withdrawn or have been deemed to be satisfied or withdrawn pursuant to Section 2.07(c)(ii)(D).

“Eligible Covered Mortgage Loans” means, at any time, (i) prior to the third (3rd) Business Day of the first full calendar month following the Closing Date, the Covered Mortgage Loans set forth on Schedule 1.01(a), and (ii) thereafter, (x) on or after the third (3rd) Business Day of any calendar month, those mortgage loans constituting Covered Mortgage Loans as of the last Business Day of the preceding calendar month and (y) prior to the third (3rd) Business Day of any calendar month, those mortgage loans constituting Covered Mortgage Loans as of the last Business Day of the next preceding calendar month, in each case, notwithstanding any subsequent addition of Covered Mortgage Loans; provided that, if Borrower intends to accomplish a “Transfer of Servicing” (as such term is defined in the Guide) with respect to a portion of the Covered Mortgage Loans, any such Covered Mortgage Loans shall immediately cease to be Eligible Covered Mortgage Loans on the date the Lender delivers a release of its security interests in such Covered Mortgage Loans pursuant to Section 8.04 hereof . Solely by way of example (1) a mortgage loan that becomes a Covered Mortgage Loan on April 1 would not constitute an Eligible Covered Mortgage Loan until the third (3rd) Business Day of May, (2) Eligible Covered Mortgage Loans on the third (3rd) Business Day of April would consist only of Covered Mortgage Loans as of the last Business Day of March, and (3) Eligible Covered Mortgage Loans on April 1 would consist only of Covered Mortgage Loans as of the last Business Day of February.

(b)                                 Section 1.01 is revised to reflect the amendment by complete restatement of the definitions of “Borrowing Base Deficiency”, “Borrowing Base Shortfall Day”, “Eligible Pledged Servicing”, “Pledged Servicing Compensation” and “Pledged Servicing Contract Rights” as follows:

“Borrowing Base Deficiency” means that the Outstanding Aggregate Loan Amount on any day exceeds the lesser of (i) the Borrowing Base and (ii) the Commitment Amount on such day.

“Borrowing Base Shortfall Day” means any Business Day on which the Lender has determined in its sole discretion based on the Borrowing Base Report most recently delivered by the Lender pursuant to Section 2.04(a) that there is a Borrowing Base Deficiency.

“Eligible Pledged Servicing” means all Pledged Servicing with respect to Eligible Covered Mortgage Loans subject to the Acknowledgment Agreement; provided that, Eligible Pledged Servicing shall not include any (i) Surplus Proceeds, (ii) Pledged Termination Fee Rights, or (iii) Pledged Servicing that has not yet been included in the Collateral on the day before the date on which (x) the Owner refuses to accept and process any submission with respect to a transfer of servicing submitted by the Borrower to the Owner or (y) “Suspension” has occurred under, and as defined in, the Acknowledgment Agreement, for so long as such “Suspension” is in effect under the Acknowledgment Agreement.

“Pledged Servicing Compensation” means all Servicing Compensation with respect to the Eligible Covered Mortgage Loans.

“Pledged Servicing Contract Rights” means all Servicing Contract Rights with respect to the Eligible Covered Mortgage Loans.

5.                                      Amendment to Section 2.03(a).  Section 2.03(a) of the Existing Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

(a)                                 The Borrower may borrow hereunder on any Business Day during the Availability Period; provided that, the Borrower shall deliver to the Lender an irrevocable Notice of Borrowing (together with the Borrowing Base Certificate required pursuant to Section 5.02(a)(ii)), which Notice of Borrowing must be received by the Lender no later than 10:00 a.m. on the Business Day before the requested Funding Date. Each borrowing of Loans hereunder shall be in an amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then available Commitment is less than $1,000,000, such lesser amount).

6.                                      Amendment to Section 2.07(b).  Section 2.07(b) of the Existing Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

(b)                                 Optional Prepayments. The Borrower may, from time to time on any Business Day (each an “Optional Prepayment Date”), prepay any Loan or Loans advanced hereunder, in whole or in part. Each prepayment made pursuant to this Section 2.07(b) shall be accompanied by (A) a Prepayment Notice in substantially the form attached hereto as Exhibit E, and (B) payment of accrued interest to the date of such payment on the amount prepaid, plus any amounts owing pursuant to Section 3.04. With respect to each prepayment made pursuant to this Section 2.07(b), payment of accrued interest to the date of such payment on the amount prepaid, (i) if such prepayment is a prepayment in full of all outstanding Loans, shall be made as part of such prepayment, or (ii) if such prepayment is for any amount less than all outstanding Loans, shall be made on the next Interest Payment Date in accordance with Section 2.09(b). Any such prepayment received by the Lender by 2:00 p.m. on such Optional Prepayment Date shall be applied by the Lender on such Business Day. Any such prepayment received by the Lender after 2:00 p.m. on such Optional Prepayment Date shall be applied by the Lender on the following Business Day. During the Amortization Period, any such prepayment shall be applied to the principal repayment installments in inverse order of maturity.

7.                                      Amendment to Section 2.07(c)(ii).  Section 2.07(c)(ii) of the Existing Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

(ii)                                  Borrowing Base Deficiency.

(A)                              During any Borrowing Base Shortfall Period, the Lender, in its sole discretion, shall have the right, but not the obligation, (x) to deliver one or more subsequent Borrowing Base Deficiency Notices (each such Borrowing Base Deficiency Notice based on the Borrowing Base Report most recently delivered by the Lender pursuant to Section 2.04 hereof) setting forth the Borrowing Base Deficiency as of such date and/or any incremental change in the Borrowing Base Deficiency since the date of any other Borrowing Base Deficiency Notices previously delivered during such Borrowing Base Shortfall Period and/or (y) withdraw any one or more Borrowing Base Deficiency Notices previously delivered.

(B)                               The Borrower shall, no later than 5:00 p.m. on the fifth (5th) Business Day following the delivery of any Borrowing Base Deficiency Notice, repay outstanding Loans, in a principal amount equal to at least the amount of the Borrowing Base Deficiency specified in such Borrowing Base Deficiency Notice; provided that, no such repayment shall be required in connection with any Borrowing Base Deficiency Notice if, on the date such Borrowing Base Deficiency Notice is delivered, (x) the Outstanding Aggregate Loan Amount does not exceed the Commitment Amount and (y) the amount of the Borrowing Base Deficiency is less than two percent (2%) of the Borrowing Base. For the avoidance of doubt, during a Borrowing Base Shortfall Period the Lender shall not be required to fund any additional Loan requested by the Borrower, even if no repayment is required pursuant to the foregoing sentence.

(C)                               The delivery of any Borrowing Base Deficiency Notice during any Borrowing Base Shortfall Period shall not operate to extend any period of payment of the amount set forth in any prior Borrowing Base Deficiency Notice; provided that, the Borrower shall only be required to pay any incremental increase on the date such related amount is due under paragraph (C) above (assuming the amount due under the prior notice was paid in full), and the Lender shall not, in any case, be entitled to any duplicative recovery (i.e. with respect to multiple notices) to the extent the aggregate Borrowing Base Deficiency on any subsequent Borrowing Base Deficiency Notice during such Borrowing Base Shortfall Period equals or exceeds the aggregate Borrowing Base Deficiency (which has been satisfied) pursuant to an earlier Borrowing Base Deficiency Notice sent during such Borrowing Base Shortfall Period.

(D)                               If, on any Business Day during any Borrowing Base Shortfall Period, the Borrower repays outstanding Loans in an amount equal to at least the aggregate amount of the Borrowing Base Deficiency specified in the Borrowing Base Deficiency Notice most recently delivered during such Borrowing Base Shortfall Period (or such lesser amount agreed to by the Lender), all then outstanding Borrowing Base Deficiency Notices shall be deemed satisfied and withdrawn.

(E)                                Further to the above, for the avoidance of doubt, the valuation dispute procedure set forth in Section 2.04(b) shall not operate to extend any period referenced in this Section 2.07(c)(ii) as the date for repayment of the amount of any Borrowing Base Deficiency.

(F)                                 The Lender’s election not to provide notice pursuant to this Section 2.07(c)(ii) at any time when there is a Borrowing Base Deficiency shall not in any way limit or impair the Lender’s right, at any time, to (i) declare an Event of Default following the occurrence and during the continuation of an Event of Default(it being understood that the Borrower’s failure to cure a Borrowing Base Deficiency shall not constitute an Event of Default pursuant to Section 10.01(a) unless a Borrowing Base Deficiency Notice has first been provided with respect to such Borrowing Base

Deficiency), or (ii) deliver such notice at any future time there is a Borrowing Base Deficiency.

8.                                      Amendment to Section 2.09(b).  Section 2.09(b) of the Existing Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

(b)                                 Unless otherwise expressly stated herein (including with respect to each prepayment made pursuant to Section 2.07(b) (other than prepayment in full of all outstanding Loans) and subsections (ii) and (iii) of Section 2.07(c)), interest on each Loan shall be payable monthly, in arrears, on each Interest Payment Date. Any prepayments of Loans which are required to be accompanied by payment of accrued interest on the date prepaid shall also be accompanied by any amounts owing pursuant to Section 3.04.

9.                                      Amendment to Section 8.04.  Section 8.04 of the Existing Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

Dispositions. Sell, lease or otherwise dispose of any Collateral (or any interest therein); provided, however, that Pledged Servicing Contract Rights and Pledged Servicing Compensation (and, in each case, Collateral related thereto) may be sold, leased or otherwise disposed of so long as immediately following such disposition (i) no Default or Event of Default has occurred and is continuing and (ii) no Borrowing Base Deficiency then exists (by way of clarification, Borrower may repay loans at such time so that no Borrowing Base Deficiency would exist) Upon receipt of a written request from Borrower, and subject to Borrower’s compliance with the provisions of this Section 8.04, the Lender will promptly execute and deliver a release of its security interests in such released Collateral on the date of sale contemplated by the applicable servicing sale agreement.

10.                               Amendment to Section 11.01(a)(ii).  Section 11.01(a)(ii) of the Existing Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

If to the Lender, to it at Federal Home Loan Mortgage Corporation, 1551 Park Run Drive, McLean, VA 22102, Attention: Director, Direct Lending Program    (Telephone No. 571-382-5701; E-mail: ICM MSR@FreddieMac.com); with a copy to: Federal Home Loan Mortgage Corporation, 8200 Jones Branch Drive, Legal Division, McLean, VA 22102, Attention: Jeffrey P. Marston, Vice President and Deputy General Counsel Single Family Real Estate (Telephone No. 703-903-2383; E-mail: Jeffrey_marston@freddiemac.com).

11.                               Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Loan and Security Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. Except as specifically amended by this Amendment, all Loan Documents shall continue in full force and effect and are hereby ratified and reaffirmed in all respects. The Borrower hereby agrees, with respect to each

Loan Document to which it is a party, that all of its obligations, liabilities and indebtedness under such Loan Documents shall remain in full force and effect on a continuous basis after giving effect to this Amendment and all of the Liens and security interests created and arising under such Loan Documents remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this Amendment, as collateral security for its obligations, liabilities and indebtedness under the Loan and Security Agreement and the other Loan Documents.

12.                               Counterparts.  This Amendment may be executed in any number of counterparts each of which shall constitute one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) shall be effective as delivery of a manually executed original counterpart of this Amendment.

13.                               Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

14.                               GOVERNING LAW; WAIVER OF JURY TRIAL.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed to this Amendment No. 2 to the Loan and Security Agreement by their respective officers thereunto duly authorized as of the date hereof.

FEDERAL HOME LOAN
MORTGAGE CORPORATION, also known as FREDDIE MAC, in its capacity as Lender

By:	/s/ John Glessner
Name: John Glessner
Title: SVP-ALM

QUICKEN LOANS INC., as Borrower

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused their names to be signed to this Amendment No. 2 to the Loan and Security Agreement by their respective officers thereunto duly authorized as of the date hereof.

FEDERAL HOME LOAN
MORTGAGE CORPORATION, also known as FREDDIE MAC, in its capacity as Lender

By:
Name:
Title:

QUICKEN LOANS INC., as Borrower

By:	/s/ Jay Famer
	Name:	Jay Famer
	Title:	Chief Executive Officer